EXHIBIT 99.5

                              FORD MOTOR COMPANY


FORD MOTOR CREDIT COMPANY                               One American Road
                                                        P.O. Box 1732
                                                        Deaborn, MI  48121

To:             Bear Stearns Asset Backed Funding Inc.
                383 Madison Avenue
                New York, NY  10179


cc:             Bear, Stearns & Co. Inc.
                Attn:  Asset Backed Securities Group
                383 Madison Avenue
                New York, NY  10179


                             OFFICER'S CERTIFICATE
                             ---------------------


                       ANNUAL STATEMENT AS TO COMPLIANCE
                       ---------------------------------


     The undersigned officer of Ford Motor Credit Company (the "Company"), does hereby advise you pursuant to Section 3.11(a) of the Servicing Agreement dated November 1, 2002 by and among the Company and Bear Stearns Asset Backed Funding Inc. (the "Agreement") that:

1. A review of the activities of the Company and of its performance under the Agreement during the period from November 1, 2002 to December 31, 2002 has been made under my supervision.

2. Based on this review, to the best of my knowledge, the Company has fulfilled all its obligations under the Agreement during the aforementioned period.

                                        /s/ David Brandi
                                        --------------------------------------
                                        David Brandi
                                        Assistant Treasurer


Dated:  as of December 31, 2002.